UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 23, 2021 (August 10, 2021)
Date of Report (date of earliest event reported)

LUMOS PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4200 Marathon Blvd., Suite 200
Austin, Texas 78756
(Address of Principal Executive Offices)
(512) 215-2630
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LUMO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events.

On August 10, 2021, the United States District Court for the Southern District of New York (the “Court”) entered an order providing for preliminary approval of a settlement (the “Settlement”) in connection with the shareholder derivative action captioned Ely v. Link, Jr. et al., Case No. 17-cv-03799. In its order, the Court also approved the form of notice relating to the Settlement, and set a hearing date of November 2, 2021 at 3:00 p.m. to consider whether to grant final approval of the Settlement. Pursuant to the Settlement, the Company agreed to implement certain corporate governance reforms and pay certain attorneys’ fees and expenses to plaintiff’s counsel.

As required by the Court’s order, copies of the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”) and the Stipulation and Agreement of Settlement (the “Stipulation of Settlement”) are attached hereto as Exhibits 99.1 and 99.2 respectively, and incorporated herein by reference. The Notice and Stipulation of Settlement can also be viewed on Lumos Pharma, Inc.’s website in the investor relations section (https://investors.lumos-pharma.com/investor-relations). The procedure for filing a shareholder objection to the Settlement is set forth in the Notice, and any description of the Notice set forth herein is qualified in its entirety by the attached exhibit.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action
99.2	Stipulation and Agreement of Settlement

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    August 23, 2021

LUMOS PHARMA, INC., a Delaware corporation

By:	/s/ Richard J. Hawkins
Richard J. Hawkins
Its:	Chief Executive Officer